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                                                                    Exhibit 99.1


                            ATRIX LABORATORIES, INC.

                                  CERTIFICATION

         In connection with the periodic report of Atrix Laboratories, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, David R. Bethune, Chairman and Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.


Date: April 30, 2003                  /s/ David R. Bethune
                                      -----------------------------------
                                      David R. Bethune
                                      Chairman and Chief Executive Officer